UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2013

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500, Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Mastech Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company solicited Proxies for the Annual Meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934. At the Annual Meeting, the Shareholders of the Company approved the following three matters: (1) elected the two nominees for Class II director, (2) approved the compensation of the Company’s named executive officers, and (3) approved a one year frequency for the advisory vote on executive compensation. Notwithstanding the vote required by the Company’s bylaws, Proposal 2 (an advisory vote on named executive officer compensation) and Proposal 3 (an advisory vote on the frequency of the advisory vote on named executive officer compensation) are advisory votes only and are not binding on the Company.

The results of the vote were as follows:

Proposal 1 — Election to the Board of two (2) Class II directors to serve for three-year terms:

Nominee	Votes For	Votes Withheld	Broker Non- Votes

Ashok Trivedi	2,299,407	169,985	0

D. Kevin Horner	2,297,553	171,839	0

Proposal 2 – Non-binding advisory vote on the compensation of the named executive officers of the Company.

Votes For	Votes Against	Abstentions
2,456,927	6,944	5,521

The compensation paid to the Company’s named executive officers was approved.

Proposal 3 – Non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company’s named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain
2,305,995	373	60,982	102,042

The every one year advisory vote frequency on the compensation paid to the Company’s named executive officers was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.

Title:	Chief Financial Officer

May 20, 2013